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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                          _______________________


                                  FORM 8-K



                               CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  Jan. 23, 1996


                            Wells Fargo & Company
             (Exact Name of Registrant as Specified in Charter)




         Delaware                1-6214               13-2553920
(State or Other Jurisdiction   (Commission          (IRS Employer
      of Incorporation)        File Number)      Identification No.)


      420 Montgomery Street
      San Francisco, California                          94163
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code: (415) 477-1000


                          Not applicable
  (Former Name or Former Address, if Changed Since Last Report)

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Item 5.     Other Events.

            On January 23, 1996, Wells Fargo & Company ("Wells Fargo") entered into an Agreement and Plan of Merger (the "Merger Agreement") with First Interstate Bancorp ("First Interstate"), pursuant to which First Interstate will merge with and into Wells Fargo (the "Merger"). The Merger was publicly announced on January 24, 1996.

                               1.  The Merger

            As a result of the Merger, subject to certain exceptions:

            (i) Each share of common stock, par value $2.00 per share ("FI Common Stock"), of First Interstate outstanding immediately prior to the effective time of the Merger, together with the rights attached thereto, will be converted into the right to receive two-thirds of a share of common stock, par value $5.00 per share ("WF Common Stock"), of Wells Fargo;

          (ii) Each share of 9.875% preferred stock, Series F, no par value, of First Interstate outstanding immediately prior to the effective time of the Merger will be converted into the right to receive one share of 9.875% preferred stock, par value $5.00 per share ("WF 9.875% Preferred Stock"), of Wells Fargo having substantially the same terms; and

         (iii) Each share of 9.0% preferred stock, Series G, no par value, of First Interstate outstanding immediately prior to the effective time of the Merger will be converted into the right to receive one share of 9.0% preferred stock, par value $5.00 per share ("WF 9.0% Preferred Stock"), of Wells Fargo having substantially the same terms.

            The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986 and will be accounted for under the purchase method of accounting.

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            Consummation of the Merger is subject to various conditions, including without limitation:

           (i) Receipt of the required approvals of Wells Fargo's and First Interstate's stockholders;

          (ii) Receipt of all requisite regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), without the imposition of any condition or requirement that the Board of Directors of Wells Fargo or First Interstate reasonably determines in good faith would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement to Wells Fargo and its stockholders or First Interstate and its stockholders, as the case may be, as to render inadvisable the consummation of the Merger;

         (iii) Receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; and

          (iv) Listing on the New York Stock Exchange, Inc. of the WF Common Stock and depositary shares representing WF 9.875% Preferred Stock and WF 9.0% Preferred Stock to be issued in the Merger.

            The Merger Agreement will be submitted for approval at meetings of the stockholders of Wells Fargo and First Interstate. Prior to the meetings, Wells Fargo will amend the registration statement previously filed with the Securities and Exchange Commission (relating to its proposed exchange offer for FI Common Stock) to register under the Securities Act of 1933, as amended, the shares of WF Common Stock to be issued in the Merger.

                   2.  Abandonment of the Exchange Offer

            As a result of entering into the Merger Agreement and the Settlement Agreement referred to below, Wells Fargo has determined to abandon its proposed exchange offer for FI Common Stock (the "Exchange Offer") and its related proxy and consent solicitations (the "Solicitations"). The Exchange Offer and Solicitations were announced November 13, 1995. The consideration to be received by holders of FI Common Stock in the Merger is identical to that provided for in the Exchange Offer.

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                        3.  The Settlement Agreement

            Concurrently with execution of the Merger Agreement, Wells Fargo, First Interstate, First Bank System, Inc. ("FBS") and Eleven Acquisition Corp., a wholly owned subsidiary of FBS ("Eleven"), entered into an agreement (the "Settlement Agreement") relating to (i) the Agreement and Plan of Merger, dated as of November 5, 1995 (the "FI/FBS Agreement"), by and among FBS, Eleven and First Interstate; (ii) the stock option agreements and fee letters related to the FI/FBS Agreement; and
(iii) the release of certain claims pending among Wells Fargo, First Interstate, FBS and Eleven.

            The Settlement Agreement terminates the FI/FBS Agreement and the related stock option agreement and fee letter that FBS granted First Interstate. The Settlement Agreement also provides that FBS will refrain from exercising certain of its rights under the stock option agreement and fee letter that First Interstate granted FBS on November 15, 1995, in connection with the FBS/FI Agreement (respectively, the "FI Option Agreement" and the "FI Fee Letter").

            Upon execution of the Settlement Agreement, First Interstate paid FBS $125 million. Upon the occurrence of an Acquisition Event (as defined in the FI Fee Letter), which would include consummation of the Merger, First Interstate has agreed to pay FBS an additional $75 million. Upon the second payment, FBS will have no further rights under the FI Option Agreement and the FI Fee Letter.

            The Settlement Agreement also provides for the release of claims among FBS or Eleven, on the one hand, and Wells Fargo or First Interstate, on the other hand, related to the FI/FBS Agreement, the fee letters and stock option agreements related to the FI/FBS Agreement, the Exchange Offer and the claims currently asserted in various litigation
matters among the parties.   Each of FBS, First Interstate and Wells Fargo
has also agreed to withdraw any protest or opposition it has filed with the Federal Reserve or any other bank regulatory agency regarding any application filed by either of the others.

                            4.  The Fee Letters

            As a condition to entering into the Merger Agreement, each of Wells Fargo and First Interstate has entered into an agreement with the other (collectively, the "Fee Letters") providing for payments of up to $150 million

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in the event of the termination of the Merger Agreement under certain circumstances and subject to certain terms and conditions.

            Pursuant to the Fee Letters, Wells Fargo and First Interstate have each agreed to pay the other, subject to certain conditions, a cash fee of $50 million in the event the Merger Agreement is terminated and certain initial triggering events occur prior to or concurrently with such termination. In addition, Wells Fargo and First Interstate have each also agreed to pay the other, subject to certain conditions, a cash fee of $150 million (less any amount paid as described in the preceding sentence) if certain subsequent events occur within 18 months of the termination of the Merger Agreement.

                          5.  Further Information

            For additional information regarding the Merger Agreement, the Settlement Agreement or the Fee Letters, reference is made to the copies of those documents and the joint Wells Fargo and First Interstate press release, dated January 24, 1996, in connection with the Merger. Each of such documents has been filed as an exhibit hereto and is incorporated by reference herein. The foregoing discussion is qualified in its entirety by reference to such documents.


Item 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits.

            The following exhibits, as required by Item 601 of Regulation S-K, are attached to this Current Report:

          2.1 - Agreement and Plan of Merger, dated as of January 23, 1996, by and between Wells Fargo and First Interstate, including all annexes to the Agreement but excluding schedules. The omitted schedules will be furnished supplementally upon request to the Securities and Exchange Commission.

          2.2 - Settlement and Termination Agreement, dated January 23, 1996, among FBS, Eleven, First Interstate and Wells Fargo, including all exhibits thereto.

          2.3 - Termination Fee Letter, dated January 23, 1996, between Wells Fargo and First Interstate.

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          2.4 -   Termination Fee Letter, dated January 23, 1996, between
                  First Interstate and Wells Fargo.

         99.1 - Press release, dated January 24, 1996, issued by Wells Fargo and First Interstate. (Incorporated herein by reference to Exhibit 99 to Wells Fargo's Current Report on Form 8-K, dated January 24, 1996.)

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                                 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              WELLS FARGO & COMPANY





                              By: /s/ Guy Rounsaville, Jr.
                                  Name:  Guy Rounsaville, Jr.
                                  Title: Secretary



Date: January 31, 1996

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                               Exhibit Index

 Exhibit                    Item                                   Page

   2.1  -    Agreement and Plan of Merger, dated as of
             January 23, 1996, by and between Wells Fargo &
             Company ("Wells Fargo") and First Interstate
             Bancorp ("First Interstate"), including all annexes thereto but excluding schedules.

   2.2  -    Settlement and Termination Agreement, dated
             January 23, 1996, among First Bank System,
             Inc., Eleven Acquisition Corp., First
             Interstate and Wells Fargo, including all exhibits thereto.

   2.3  -    Termination Fee Letter, dated January 23, 1996,
             between Wells Fargo and First Interstate.

   2.4  -    Termination Fee Letter, dated January 23, 1996,
             between First Interstate and Wells Fargo.

  99.1  -    Press release, dated January 24, 1996, issued
             by Wells Fargo and First Interstate.
             (Incorporated herein by reference to Exhibit
             99 to Wells Fargo's Current Report on Form 8-K, dated January 24, 1996.)